STOCK OPTION AGREEMENT
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STOCK  OPTION  AGREEMENT,  dated as of August 15,  1996 (the  "Effective  Date")
between Viragen, Inc. a Delaware Corporation (the "Company") and Steven Sanders ("Optionee").

The Company, hereby grants to Optionee a Non-Statutory Option ("NSO") to acquire Common Stock, par value $.01 per share, of the Company (the "Common Stock"), subject to the following terms and conditions:

      1. GRANT OF OPTION. The Company hereby grants to Optionee an NSO (the "Option") to purchase up to 150,000 shares (30,000 options issued pursuant to the provisions of the Company's 1995 Stock Option Plan (the "1995 Plan")) of Common Stock (the "Shares"), to be transferred upon the exercise thereof, fully paid and nonassessable.

      2. EXERCISE PRICE. The exercise price of the Shares subject to the Option shall be $2.79 per share. The Company shall pay all original issue or transfer taxes upon the exercise of the Option by Optionee.

      3. EXERCISABILITY OF OPTION; RIGHTS AND PRIVILEGES. Subject to the provisions of Paragraph 6 hereof, the Option shall be exercisable by Optionee in whole or in part, at any time and from time to time, commencing from the Effective Date for a period of five (5) years.

All granted but unexercised Options shall continue to be fully exercisable in accordance with the provisions herein:

                  (i) if there occurs any corporate transaction (which shall include a series of corporate transactions occurring within 60 days or occurring pursuant to a plan), that has the result that shareholders of the Company immediately before such transaction cease to own at least 66 2/3 percent of the voting stock of the Company in a (a) reorganization, (b) consolidation, (c) merger, (d) liquidation or (e) a similar of corporate transaction;

                  (ii) if the shareholders of the Company shall approve a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive (unless the approved merger, consolidation, reorganization, liquidation or dissolution is subsequently abandoned); or

                  (iii) if the shareholders of the Company shall approve a plan for the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company (unless such plan is subsequently abandoned).



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      4.  NON-ASSIGNABILITY  OF OPTION. The Option shall not be given,  granted,
sold,  exchanged,   transferred,  pledged,  encumbered,  assigned  or  otherwise disposed of by Optionee, other than by will or the laws of descent and distribution, and during the lifetime of Optionee, shall not be exercisable by any other person, but only by Optionee.

      5. METHOD OF EXERCISE OF OPTION. Optionee shall notify the Company by written notice, in the form of the Notice of Exercise attached hereto (Attachment A), delivered to the Company's principal office, attention: Chief Financial Officer. At the Optionee's option, the payment for the Shares may be made either by Optionee's check payable to the order to the Company in full payment for the total exercise price of the number of Shares purchased or by execution and delivery by the Optionee to the Company of a Note(s), in similar form and content as Notes previously used by the Company for similar purposes ("Note(s)"), dated as of each Notice of Exercise. As soon as practicable after the receipt of such Notice of Exercise and accompanying payment for the purchase of Shares, the Company shall, at its principal office, tender to Optionee a certificate or certificates issued in Optionee's name evidencing the Shares purchased by Optionee hereunder.

      6.    TERMINATION  OF  OPTION.   To  the   extent   exercisable   but  not
exercised,  the   Option  shall  terminate  upon  the  first  to  occur  of  the following dates:

            (a)   five (5) years from the Effective Date as defined herein; or

            (b) the expiration of ninety (90) days following the date Optionee's employment terminates with the Company and/or any of its subsidiaries included in the Plan with Cause, as defined in Optionee's Employment Agreement.

Subject to the provisions of this paragraph, in the event of Optionee's death, the exercisable but unexercised portion of the Option may be exercised by the estate of Optionee, or by the person who acquired the right to exercise the Option by bequest or inheritance or by reason of the death of Optionee.

In the event of Optionee's termination without Cause, all granted but unexercised Options shall continue to be fully exercisable in accordance with the provisions herein. Additionally, in the event this Agreement is not renewed at the end of the Optionee's Employment Term, then all granted but unexercised Options shall continue to be fully exercisable in accordance with the provisions herein.

      7. PLEDGE OF SHARES. If payment for the purchase of Shares under this Option is made through execution and delivery of a Note(s), effective upon Optionee's purchase(s) of the Shares and the delivery of the Note(s), in order to secure the Company's obligations under the Note(s), Optionee hereby pledges, assigns and sets over to the Company, and grants to the Company a security interest in, the Shares. The Shares pledged pursuant hereto shall be maintained in escrow with Atlas, Pearlman, Trop & Borkson, P.A. pursuant to the terms of a Pledge and Escrow Agreement previously used by the Company for similar purposes,




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which shall be executed by Optionee and the Company upon  delivery of a Note(s).
As long as any Shares remain subject to the lien of the Pledge, such Shares may not be further pledged or encumbered in any manner, and shall not be sold, transferred or otherwise disposed of. The Escrow Agent shall not be required to relinquish the Pledge or the Escrow Agent's possession of the certificates evidencing the Shares, unless no later than concurrently with the sale of the Shares pursuant to the current S-8 registration, (to the extent of the 30,000 options included in the 1995 Plan or any future registration which includes the 120,000 options not included in the 1995 Plan) all Notes which are secured by such Shares are paid in full. In the event any of the Shares are to be titled in the name of an immediate family member of Optionee or a trust pursuant to the terms herein, as a condition thereto the designated title holder(s) of such Shares shall execute and deliver to the Company a pledge and escrow agreement, in form and content reasonably satisfactory to the Company and its counsel, consistent with the terms herein. No transfer of Shares to, or designation by Optionee of (for the purposes of owning Shares) any person or entity shall relieve Optionee of any of his obligations under the Note(s) or this Agreement. With respect to each Note under which a voluntary prepayment is made by Optionee, provided that interest payments on such Note are current through the date of prepayment and such Note is not in default and has not been accelerated, for each $27,900 of principal paid by Optionee under such Note, 10,000 Shares of the Shares pledged to secure such Note shall be released from the lien of the Pledge. As long as no event of default has occurred with respect to a Note and no event giving right to accelerate such Note has occurred, Optionee shall retain all voting rights with respect to all Shares securing such Note. Following an event of default or an acceleration event, the Company shall have and may exercise all voting rights with respect to such Shares. Optionee hereby irrevocably appoints the Company Optionee's attorney-in-fact for such purpose, it being acknowledged that such appointment is coupled with an interest. Any dividends or distributions payable in respect of any Shares subject to the Pledge shall automatically be applied to pay down the Note(s) in inverse order of their respective maturity date(s). In the event of a default under any Note, in addition to and not in limitation or lieu of any other rights or remedies the Company may have against Optionee as a result of such default, the Company may exercise all of its rights at law and in equity as a secured party, including without limitation under the Uniform Commercial Code, with respect to all Shares then securing the Note with respect to which the default has occurred. Upon a default, without limiting any of the Company's other rights and remedies, the Company may conduct a public or private foreclosure sale of the Shares securing the Note with respect to which the default has occurred. Optionee agrees that 10 days notice to him of any private sale is fair and reasonable. The Company may be the purchaser at any public foreclosure sale, and may bid any commercially reasonable amount at such sale. In all events, in the event of a public or private foreclosure sale, Optionee shall be liable for any deficiency. All of the Company's rights and remedies under the Note(s), the Pledge and this Agreement, and at law or in equity, are cumulative, and none is intended to be in substitution or in lieu of, nor is the exercise of one intended to be a waiver of, any other. The Company shall have no obligation to proceed against the Shares before proceeding against Optionee with respect to any default under any of the Notes.



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      8. PIGGYBACK  REGISTRATION  RIGHTS.  The Company  hereby grants  Piggyback
Registration Rights to Optionee with respect to any registration statement filed by the Company on Form S-8, S-3, S-1, or SB-2 following the Effective Date for any and all shares purchased by Optionee hereunder. In the event that the Option(s) has not been exercised, in whole or in part, the Company agrees to include in such registrations any and all such shares underlying the Option(s). In the case of any registrations pursuant to this Paragraph 8, the Company (i) will keep Optionee advised as to the initiation and progress of proceedings for such registrations and as to the completion thereof and (ii) at its expense will keep such registrations effective for a period of at least nine months from the initial effective date of the registrations. Optionee agrees to provide such information to the Company as is reasonably requested by the Company which the Company believes is necessary in order for the Company to register the stock, and Optionee shall execute such documents, certificates and other instruments as the Company reasonably determines is necessary or appropriate in connection therewith.

      9. INCLUSION IN FUTURE STOCK OPTION PLANS. To the extent permitted by Federal Securities Regulations and Internal Revenue Service guidelines, the Company intends to include Optionees 120,000 options (not included in the 1995
Plan) in any Stock Option Plan established by the Company and approved by shareholders subsequent to the effective date.

      10. SECURITIES LAWS. The Company represents and warrants that with respect to 30,000 options (i) the shares underlying the Options will be issued from shares authorized by and subject to the provisions of the 1995 Plan (ii) the 1995 Plan and the shares underlying the Options have been registered under the applicable regulations of the Securities and Exchange Commission on Form S-8
(iii) such registration is effective as of the Effective Date, and (iv) such registration covering the shares underlying the Options will be maintained as effective for the longer of (a) the Employment Term as stated in Optionee's Employment Agreement or (b) the Exercise Period of the Options as defined herein.

      11. ADJUSTMENT OF SHARES. If at any time prior to the expiration or exercise in full of the Option, there shall be any increase or decrease in the number of issued and outstanding shares of the Common Stock through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of the Common Stock, then and in such event:

            (i) appropriate adjustment shall be made in the maximum number of Shares available for grant, so that the same percentage of the Company's issued and outstanding Shares shall continue to be subject to being so optioned; and

            (ii) appropriate adjustment shall be made in the number of Shares, and the exercise price per Share thereof, that remain unexercised under the Option, so that the same percentage of the Company's issued and outstanding shares of Common Stock shall remain subject to purchase at the same aggregate exercise price.






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Except as otherwise  expressly  provided herein,  the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale of upon the exercise of rights or warrants to subscribe therefore, or upon conversions of shares or obligations the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of exercise price of the Shares that remain unexercised under the Option.

Without limiting the generality of the foregoing, the existence of unexercised Shares under the Option shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company;
(iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares issuable upon exercise of the Option;
(iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

      12. NO RIGHTS AS STOCKHOLDER. Optionee shall have no rights as a stockholder of the Company in respect of the Shares as to which the Option shall not have been exercised and payments made therefore as herein provided.

      13. BINDING EFFECT. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, legal representatives, successors and permitted assigns. Optionee acknowledges that Optionee has read and understands the Plan and agrees to abide by its terms.






















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      14.   GOVERNING LAW. This  Agreement  shall be governed  by and  construed in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof. All terms not defined in this Agreement shall have the same meaning as in the Plan.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                           VIRAGEN, INC.


                                    By:  /S/ DENNIS W. HEALEY
                                         --------------------
                                         Dennis W. Healey
                                         Executive Vice President


                                         OPTIONEE


                                    By:  /S/ STEVEN SANDERS
                                         ------------------
                                         Steven Sanders